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                               RICHARD J. LEEDY
                                    LAWYER
                           44 West Broadway Suite 703
                           Salt Lake City, Utah 84101


                                November 9, 2001


Blackstone Holdings Corporation
16747 Foxtrail Lane
Loxahatchee, Florida 33470


Re: Opinion on Offered Shares


Gentlemen:

I have been requested to render and opinion regarding offered shares of Blackstone Holdings Corporation (hereinafter referred to as Blackstone) common stock. The offering is to be registered with the United States Securities and Exchange Commission (hereinafter referred to as SEC) and sold pursuant to prospectus, only. The offerors are Blackstone, itself, the issuer, and the shareholders thereof.


The Registration Statement: The offering it to be registered under the Securities Act of 1933, as amended, on Form SB-2. The shares are to be sold by Blackstone and its shareholders upon the terms and conditions set forth in the Registration Statement,

Basis for Opinion. The documentary and other basis for this opinion is review and analysis of:

     1. Blackstone's Articles of Incorporation and minutes of corporate meetings;


     2. The proposed Registration Statement on Form SB-2;


     3. Applicable provision of the Securities Act of 1933, as amended, and Rules and Regulations promulgated thereunder;

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     4. Applicable provision of Revised Nevada Corporation laws.


and


     5. Verification of information with the Secretary of State of the State of Nevada, Corporation Division.


I am assuming the corporate records furnished to me are genuine.


Legal Opinion. Based on the foregoing, it is my opinion that:


     Organization and Qualification. Blackstone is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada. Blackstone has the requisite corporate power and authority to conduct its business, and to own, lease, and operate its properties as more particularly described in the Registration Statement.


     Compliance with Securities Laws. Based on the examination set forth above, I have no actual knowledge that eligibility for use of Form SB-2 have not been satisfied with respect to the proposed Registration Statement.


     Shares Duly Authorized and Validly Issued. When the Registration Statement has become effective and the shares sold pursuant to the Prospectus, the issuance of shares will be duly authorized, legally and validly issued, fully paid, and non-assessable.


     Transfer of Shares. Upon payment and delivery of shares sold by selling shareholders, assuming absence of any knowledge or notice of defect in title, a purchaser will receive good and marketable tile to shares purchased free and clear from any claim, lien, or encumbrance.


     Consent. The undersigned consents to the use of my name in the Registration Statement as having issued this opinion.

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Yours truly,


 /S/ RICHARD J. LEEDY

Richard J. Leedy